REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders
FP Technology, Inc.

We have reviewed the accompanying consolidated balance sheet of FP Technology, Inc. as of January 31, 2007 and the related consolidated statements of operations, stockholders’ equity and cash flows for the seven month period then ended. These interim financial statements are the responsibility of the management of FP Technology, Inc.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

/s/Causey Demgen & Moore Inc.
Denver, Colorado
April 6, 2007

FP TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEET
January 31, 2007
(Unaudited)

ASSETS

Current assets
Cash and cash equivalents	$3,683,486
Restricted cash	1,415,103
Accounts receivable, net of allowance for doubtful
accounts of $10,000	920,064
Debt issuance costs	882,620
Other current assets	65,744

Total current assets	$6,967,017

Property and equipment, net	123,991
Goodwill	4,772,413
Deposits	13,449

Total assets	$11,876,870

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Current portion of long-term debt	$1,759,652
Accounts payable	216,668
Accrued liabilities	1,914,850
Deferred revenue	2,007,594

Total current liabilities	$5,898,764

Long-term debt, net of unamortized discount of $5,600,000	-

Commitments and contingencies

Stockholders' equity
FP Technology, Inc. preferred stock, $0.001 par value
Authorized - 5,000,000 shares
Issued and outstanding - none	-
FP Technology, Inc. common stock, $0.001 par value
Authorized - 100,000,000 shares
Issued and outstanding - 7,750,441 shares	7,750
Additional paid in capital	27,554,663
Accumulated deficit	(21,246,348)
Deferred compensation	(337,959)

Total stockholders' equity	5,978,106

Total liabilities and stockholders' equity	$11,876,870

The accompanying notes are an integral part of these consolidated financial statements.

FP TECHNOLOGY, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
For the seven months ended January 31, 2007
(Unaudited)

Revenues
OnDemand revenues	$1,232,996
Enterprise revenues	1,750,122
Total revenues	2,983,118

Cost of revenues
OnDemand costs	360,711
Enterprises costs	837,472
Total cost of revenues	1,198,183

Gross profit	1,784,935

Operating expenses
Sales, general and administrative	3,402,312
Research and development	1,213,980
Restructuring and other special charges	(14,285)
Settlement of claim	(147,500)

Total operating expenses	4,454,507

Loss from operations	(2,669,572)

Other income (expense), net
Interest expense	(3,267,280)
Extinquishment of debt expense	(13,705,000)
Other income expense	1,206,696
Total other income (expense), net	(15,765,584)

Net loss	$(18,435,156)

Net loss per share - basic and diluted	$(4.47)

Basic and diluted weighted average
common shares outstanding	4,126,630
The accompanying notes are an integral part of these consolidated financial statements.

FP TECHNOLOGY, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the seven months ended January 31, 2007
(Unaudited)

	Common Stock
		$0.001	Additional Paid	Accumulated	Deferred	Stockholders'
	Shares	Par Value	In Capital	Deficit	Compensation	Equity (Deficit)

Balance, June 30, 2006	5,100,441	$5,100	$2,182,237	$(2,811,192)	$(487,291)	$(1,111,146)

Sale of common stock	1,000,000	1,000	6,999,000			7,000,000

Expenses recorded in connection with
stock sale			(999,924)			(999,924)

Issuance of convertible debt with warrants			5,000,000			5,000,000

Issuance of warrants to purchase common
stock in exchange for services			670,000			670,000

Issuance of common stock in connection
with debt retirement	1,650,000	1,650	13,703,350			13,705,000

Net loss for the seven months ended
January 31, 2007	-	-	-	(18,435,156)	149,332	(18,285,824)

Balance, January 31, 2007	7,750,441	$7,750	$27,554,663	$(21,246,348)	$(337,959)	$5,978,106

The accompanying notes are an integral part of these consolidated financial statements.

FP TECHNOLOGY, INC.
CONSOLIDATED STATEMENT OF CASH FLOW
For the Seven Months Ended January 31, 2007
(Unaudited)

Cash flows from operating activities
Net loss	$(18,435,156)
Adjustments to reconcile net loss to net cash used in operating activities
Extinguishment of debt	13,705,000
Depreciation and amortization	2,065,931
Changes in assets and liabilities
Accounts receivables	(804,858)
Prepaid expenses and other assets	602,485
Accounts payable	(253,537)
Accrued liabilities	(636,251)
Restructuring accrual	330,715
Deferred revenue	397,937

Net cash used in operating activities	(3,027,734)

Cash flows from investing activities
Restricted cash investment	(3,915,103)
Purchase of property and equipment	(18,763)
Restricted cash to retire debt	50,000,000
Other assets	41,767

Net cash provided by investing activities	46,107,901

Cash flows from financing activities
Proceeds from sale of stock net of expenses	6,000,076
Payments on notes payable	(50,990,348)
Debt issuance costs	(237,593)
Proceeds from notes payable	5,000,000

Net cash used in financing activities	(40,227,865)

Net increase in cash and cash equivalents	2,852,302

Cash and cash equivalents, on June 30, 2006	831,184

Cash and cash equivalents, on January 31, 2007	$3,683,486

The accompanying notes are an integral part of these consolidated financial statements.

FP Technology, Inc.
Notes to Consolidated Financial Statements (Unaudited)
January 31, 2007

NOTE 1. Organization, Basis of Presentation and Significant Accounting Policies

Organization

FP Technology, Inc. (“FP Technology” or “the Company”) is a leading provider of CPQ, or “Configure, Price, Quote”, on-demand, multi-tenant software that automates and simplifies product pricing and configuration for companies and helps these enterprises improve order accuracy and reduce their total cost of sales.  FP Technology’s suite of products help companies configure, price and quote complex products during the sales process, such as machinery, high technology products or insurance services.  The Company’s sales solutions help companies optimize their sales processes, whether their need is to solve complex product or pricing configuration, create product catalogs or provide an interactive selling system, and dramatically improves response time. The Company’s corporate headquarters are located at 181 Wells Avenue, Newton, Massachusetts 02459.

From the inception, in 1983, of FP Technology’s predecessor company, Firepond, Inc. (“Firepond”), through 1997, the Company generated revenue primarily through providing custom software development services. These services consisted of the development of highly customized applications utilizing core software technology, and related software maintenance and data maintenance services. In early fiscal 1997, Firepond undertook a plan to change its strategic focus from a custom development services company to a software product company providing more standardized solutions. Firepond’s first packaged software product was introduced in May 1997. Firepond released the Firepond Application Suite in October 1999, and renamed and repackaged the Firepond Application Suite as the SalesPerformer Suite in December 2000.

In February 2000, Firepond completed its initial public offering. Soon thereafter, as a result of a global slowdown in information technology spending, including in the Customer Relationship Management market, Firepond undertook a comprehensive restructuring of its operations. Firepond incurred substantial losses from 2000 through 2003, during which period Firepond invested heavily in research and development.

On December 2, 2003, Jaguar Technology Holdings, LLC acquired Firepond in exchange for cash equal to $3.16 per share, and Firepond became a private company. On September 13, 2005, FP Technology Holdings, Inc. (“FPT Holdings”) acquired all of the operating assets, certain liabilities, and all of the employees of Firepond as part of a restructuring and new financing transaction. Before and after this transaction, both Firepond and FPT Holdings were 100% owned by the same entity. On January 17, 2006, Firepond was liquidated, and a liquidating trust was created to liquidate the remaining assets of Firepond, enforce and pursue the causes of action of Firepond, provide for a reserve against the payment of any contingent liabilities, and distribute the net proceeds to its stockholder.

On March 29, 2006, AFG Enterprises USA, Inc. (“AFG”), a public shell company, acquired FPT Holdings pursuant to an Agreement and Plan of Merger. In connection with this transaction, AFG changed its fiscal year from December 31 to June 30 to conform to FPT Holdings’ fiscal year end. AFG issued an aggregate of 3,991,939 shares of its common stock to the stockholders of FPT Holdings in this transaction.

On June 29, 2006, AFG, the 100% owner of FPT Holdings, merged with and into FPT Holdings, with FPT Holdings as the surviving corporation. On the same date, FPT Holdings changed its name to FP Technology, Inc.

For the period ended January 31, 2007, the financial statements presented herein are the consolidated financial statements of the Firepond liquidating trust and FP Technology, Inc.

Basis of Presentation and Continuance of Operations

The accompanying unaudited, consolidated financial statements have been pre-pared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to Article 10 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results for the seven month period ended January 31, 2007 are not necessarily indicative of the results that may be expected for the year ending June 30, 2007, or for any future period. These unaudited consolidated financial statements and notes should be read in conjunction with the consolidated financial statements included in the Company's Form 10-KSB for the fiscal year ended June 30, 2006.

Furthermore, these unaudited, consolidated financial statements have been prepared by the Company on a going concern basis. As such, the statements anticipate the realization of assets and the liquidation of liabilities in the normal course of business. Notwithstanding this fact, the Company has, for some time, been incurring losses and negative cash flow from operations. For the seven month period ended January 31, 2007, the Company incurred a net loss of approximately $18.4 million due principally to the $13.7 million extinguishment cost of the CAP indebtedness. In the event the Company is not successful in generating profits and positive cash flow from operations in future periods, it will be dependent upon additional financing to support its continuing operations. While the Company has been successful in completing numerous rounds of financing, including the $7,000,000 PIPE Financing in August 2006 and the January 2007 restructuring of the CAP financing providing $3.5 million net proceeds to the Company, no assurances can be given that additional financing will be available, in which case, the Company’s ability to achieve its business objectives will be adversely affected. The accompanying consolidated financial statements do not include any adjustments that might result from such adverse outcomes.

Significant Accounting Policies

The Company’s significant accounting policies are disclosed in its Annual Report on Form 10-KSB for the year ended June 30, 2006 and have not changed materially as of January 31, 2007.

Net Income (Loss) Per Share

Net income (loss) per share is computed based on the guidance of SFAS No. 128, “Earnings per Share” (“SFAS No. 128”). SFAS No. 128 requires companies to report both basic income (loss) per share, which is computed by dividing the net income (loss) by the weighted average number of common shares outstanding, and diluted income (loss) per share, which is computed by dividing the net income (loss) by the weighted average number of common shares outstanding plus the weighted average dilutive potential common shares outstanding using the treasury stock method. In periods of losses, diluted loss per share is computed on the same basis as basic loss per share as the inclusion of any other potential shares outstanding would be anti-dilutive.

NOTE 2. Income Taxes

No provision for income taxes is required at January 31, 2007, because, in management’s estimation the Company will not recognize any taxable income through the fiscal year ended June 30, 2007.

NOTE 3. Recent Financings

On January 24, 2007, the Company entered into a Master Exchange Agreement (the “Exchange Agreement”) with the Buyers involved in the Company’s CAP Financing dated March 29, 2006. Under the Exchange Agreement, we issued, in exchange for the Nonconvertible Notes in an aggregate principal amount of $50,000,000 and warrants to purchase an aggregate of 6,250,000 shares of Common Stock originally issued in the CAP Financing, the following aggregate consideration:

•	$45,000,000 in principal repayment of the Nonconvertible Notes, plus accrued interest thereon;
•
A new issue of Senior Secured Convertible Notes Due 2009 in the aggregate principal amount of $5,600,000 (the “New Convertible Notes”), issued under an indenture with The Bank of New York (the “New Indenture”);

•	Warrants (the “New Warrants”) to purchase an aggregate of 1,214,285 shares of Common Stock at an exercise price of $7.00 per share; and
•	1,500,000 fully-paid shares of Common Stock.

Pursuant to the terms of the New Indenture, the Company also obtained a letter of credit from Wells Fargo Bank, National Association (“Wells Fargo”), in favor of The Bank of New York, as trustee under the New Indenture, in a stated amount of $1,344,000 in respect of approximately two years of interest payments payable under the New Convertible Notes.

The $45,000,000 principal repayment on the Nonconvertible Notes and the $5,000,000 gross proceeds to the Company were from the $50,000,000 CAP escrow account as was substantially all of the accrued interest on the Nonconvertible Notes. After payment of associated fees and expenses, plus deposit of $1,344,000 at Wells Fargo in support of the aforementioned Wells Fargo letter of credit, net proceeds to the Company from the New Convertible Notes were approximately $3.5 million.

On August 31, 2006, the Company completed a private placement of public equity units (the “Units”) of FP Technology, Inc. (the “PIPE Financing”). The Units were offered at $7.00 per Unit. Each Unit consisted of one share of common stock, $0.001 par value per share, of the Company (“Common Stock”) and a warrant (“Warrant”) to acquire one share of Common Stock at $7.00 per share.

The Units were offered pursuant to Rule 506 of Regulation D under the Securities Act of 1933. To purchase Units, the investor had to be an accredited investor and meet the other suitability requirements set forth under the caption “Investor Suitability Requirements and Subscription Procedures” within the offering documents. The Company closed its private placement offering on August 31, 2006, raising $7,000,000 in gross equity proceeds. The net proceeds of the offering are to be used for working capital purposes and debt retirement.

On August 18, 2006 the Company deposited $2,500,000 to the CAP escrow fund maintained for the CAP Financing, bringing the fund balance to $50,000,000 in accordance with the terms and conditions of the CAP Financing as described below. Additionally, on the same date, the Company repaid Trident Growth Fund, L.P. $500,000 of principal.

NOTE 4. Notes Payable

On September 13, 2005, Trident Growth Fund, L.P. (“Trident”) loaned FPT $2,000,000 with interest accruing at 12% per annum (the “September Note”). Interest is payable monthly and the principal was due on September 13, 2006 or upon consummation of a change in control transaction. The Note was originally convertible into shares of common stock based upon a fixed ratio. On or about November 25, 2005, FPT closed an additional $500,000 note (the “November Note”) with Trident on the same terms and conditions as the September Note. The funds received pursuant to the September Note and the November Note have been used for working capital required as the Company transitions from its legacy enterprise software business to its OnDemand revenue model.

On September 13, 2005, Firepond, Inc., FP Technology Holdings, Inc. and General Motors entered into a letter agreement whereby General Motors accepted $1,250,000 in cash from FP Technology Holdings, received a $250,000 unsecured note from FP Technology Holdings, cancelled the note due from Firepond, Inc. and released its security interest in Firepond, Inc. assets.

On March 29, 2006, AFG entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Buyers”) to which the Buyers agreed to purchase (i) AFG’s Senior Secured Nonconvertible Notes due 2011 (the “Nonconvertible Notes”) in an aggregate principal amount of $50,000,000 (“CAP Financing”), which Nonconvertible Notes may be exchanged for Senior Secured Convertible Notes due 2011 (the “Convertible Notes”, and together with the Nonconvertible Notes, the “Notes”) or redeemed under certain circumstances, and which Convertible Notes are convertible into shares of AFG’s common stock (the “Conversion Shares”); and (ii) warrants (the “Warrants”) to acquire in the aggregate up to 6,875,000 shares of AFG’s common stock (including warrants granted to the placement agent to acquire 625,000 shares of common stock) exercisable from the earlier of six months after issuance or the Threshold Acquisition Date (as such term is defined in the Indenture) until March 29, 2011 at an exercise price equal to the lower of $8.00 or 125% of the per share price of AFG’s common stock to be sold in the PIPE Financing. The purchase and sale of the Notes and Warrants was consummated on March 29, 2006.

Also on March 29, 2006, the Company entered into a Master Amendment (the “Master Amendment”), with Trident. The Master Amendment amended the operative documents related to the September Note and the November Note, including the Common Stock Purchase Warrants, dated, September 13, 2005 and November 15, 2005 (the “Trident Warrants”) fixing the number of shares underlying the Trident Warrants at 390,625 and the strike price at $4.00.

On August 18, 2006 the Company repaid the Trident November Note.

On September 13, 2006, the Company modified the Trident September Note to provide for a repayment of the principle balance of $2,000,000 ratably over a 24 month period plus interest at 12% per annum.

     On October 27, 2006, the Company renegotiated and amended its note with General Motors Corporation to provide for a payment of $50,000 and an amortization of the remaining principle balance of $200,000 over a term of 24 months at a rate of 6% beginning in November, 2006.

O  NOTE 5. Other Agreements

On January 24, 2007, the Company agreed to exchange with Rodman & Renshaw LLC (“Rodman”) outstanding warrants previously issued to Rodman to purchase an aggregate of 625,000 shares of Common Stock at an exercise price of $8.00 per share for (i) new warrants to purchase 71,429 shares of Common Stock at an exercise price $7.00 per share and (ii) 150,000 fully-paid shares of Common Stock.

The Company entered into a consulting agreement, dated as of September 1, 2006 (the “Trident Consulting Agreement”), with Trident pursuant to which Trident agreed to provide consulting services to the Company. Trident agreed to assist the Company in developing its business prospects and marketing materials, advise the Company with respect to possible financing transactions and provide such other services as may be agreed from time to time.

The term of the Trident Consulting Agreement commenced on September 1, 2006 and continues for twelve months, and will automatically renew for additional six month periods unless either party provides prior written notice of termination to the other. Either party may also terminate the Trident Consulting Agreement upon written notice to the other, with or without cause.

The Company is obligated to pay to Trident $10,000 upon execution of the Trident Consulting Agreement and $2,000 per month for the first six months of the term of the Trident Consulting Agreement. The Company also agreed to reimburse Trident for its reasonable out-of-pocket expenses incurred in connection with the services to be provided under the Trident Consulting Agreement.

The Company also agreed to issue to Trident options, exercisable for five years, to purchase up to 1,000,000 shares of Common Stock of the Company at an exercise price of $7.00 per share. The option will be reduced to 600,000 shares in the event that the 12% Senior Secured Convertible Debenture No. 1, dated September 13, 2005, previously issued to Trident in the initial principal amount of $2,000,000 is repaid in full on or before September 12, 2007.

The value of the Trident Consulting Agreement has been estimated at $1,613,815 net of expense previously recorded. The Company has recorded $695,645 through January 31, 2007 as consulting expense based on the contract term and will expense the remainder of the cost through the earlier of the contract term or the termination of the Trident Consulting Agreement.

NOTE 6. Litigation

In August, 2001, Firepond, Inc. (“Firepond”) was named as a defendant in a securities class action filed in United States District Court for the Southern District of New York related to its initial public offering (“IPO”) in February, 2000. The lawsuit also named certain of the underwriters of the IPO, including FleetBoston, Dain Rauscher, and SG Cowan, as well as officers and directors of Firepond, Klaus P. Besier and Paul K. McDermott, as defendants. Approximately 300 other issuers and their underwriters have had similar suits filed against them, all of which are included in a single coordinated proceeding in the Southern District of New York (the “IPO Litigations”). The complaints allege that the prospectus and the registration statement for the IPO failed to disclose that the underwriters allegedly solicited and received “excessive” commissions from investors and that some investors in the IPO allegedly agreed with the underwriters to buy additional shares in the aftermarket in order to inflate the price of Firepond’s stock. An amended complaint was filed April 19, 2002. Firepond, Inc. and the officers and directors identified above were named in the suits pursuant to Section 11 of the Securities Act of 1933, Section 10(b) of the Exchange Act of 1934, and other related provisions. The complaints seek unspecified damages, attorney and expert fees, and other unspecified litigation costs.

In June 2003, a proposed settlement of this litigation was structured between the plaintiffs, the issuer defendants in the consolidated actions, the issuer officers and directors named as defendants, and the issuers’ insurance companies. On or about July 30, 2003, a committee of Firepond’s Board of Directors conditionally approved the proposed partial settlement. The settlement would provide, among other things, a release of Firepond and of the individual defendants for the conduct alleged to be wrongful in the amended complaint. Firepond would agree to undertake other responsibilities under the partial settlement, including agreeing to assign away, not assert, or release certain potential claims the Company may have against its underwriters. Any direct financial impact of the proposed settlement is expected to be borne by Firepond’s insurance carriers.

In June 2004, an agreement of settlement was submitted to the court for preliminary approval. The court granted the preliminary approval motion on February 15, 2005, subject to certain modifications.

On August 31, 2005, the court issued a preliminary order further approving the modifications to the settlement and certifying the settlement classes. The court also appointed the Notice Administrator for the settlement and ordered that notice of the settlement be distributed to all settlement class members beginning on November 15, 2005. The settlement fairness hearing was held on April 24, 2006, and the court reserved decision.

Firepond’s case has been selected as a “focus case” for the purposes of the litigation between the plaintiffs and the underwriters. Selection as a focus case has no impact on Firepond’s participation in the settlement.

On October 13, 2004, the court issued a decision certifying a class in the portion of Firepond’s case being litigated between the Plaintiffs and the underwriters. Litigation classes were certified in five other “focus cases.” On December 5, 2006, the United States Court of Appeals for the Second Circuit (the “Second Circuit”) issued an opinion vacating the District Court’s certification of that litigation class, along with the litigation classes in the focus cases. On January 5, 2007, Plaintiffs filed a petition for rehearing en banc by the Second Circuit. On April 6, 2007, the Second Circuit denied the petition for rehearing.

Because the Second Circuit’s opinion was directed to the class certified by the District Court for the Plaintiffs’ litigation against the underwriter defendants, the opinion’s effect on the class certified by the District Court for the Company's settlement is unclear.

The proposed settlement is pending final approval by the District Court. There can be no assurance that the settlement will be approved and, because of the inherent uncertainties of litigation, the Company cannot accurately predict the ultimate outcome of the case if it is not.

If the court determines that the settlement is fair to the class members, the settlement will be approved. There can be no assurance that this proposed settlement will be approved and implemented in its current form, or at all.

The Company is also subject to various other claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on the Company's business, financial condition, or results of operations.

NOTE 7. Subsequent Events

In February, 2007, the Company issued 413,798 shares of common stock to Trident pursuant to (1) the cashless exercise of the Trident Warrants and (2) in satisfaction of the Company’s agreement to issue to Trident options to purchase up to 600,000 shares of the maximum 1,000,000 shares of Common Stock of the Company under the Trident Consulting Agreement.